Exhibit 23.  Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 9, 2001 included in Registration Statements on Form S-8, Nos. 333-13503, 333-13507 and 333-13515. It should be noted that we have not audited any financial statements of OTR Express, Inc. subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP



Kansas City, Missouri
March 29, 2000